UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2017 (February 22, 2017)

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________

Delaware (State or other jurisdiction of incorporation or organization)	0-8328 (Commission File Number)	84-0608431 (I.R.S. Employer Identification Number)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Grants

On February 22, 2017 (the “Grant Date”), the Compensation Committee recommended and the Board of Directors (the “Board”) of DMC Global Inc. (the “Company”) approved grants of shares of restricted stock, restricted stock units (“RSUs”) and performance share units (“PSUs”) to certain of the Company’s officers pursuant to the DMC Global Inc. 2016 Omnibus Incentive Plan (the “Plan”) in the amounts set forth below.

Name	Title	Number of Shares of Restricted Stock/RSUs Granted	Number of PSUs Granted
Kevin Longe	President and Chief Executive Officer	20,000 Shares	10,000
Michael Kuta	Chief Financial Officer	8,000 Shares	4,000
Michelle Shepston	Chief Legal Officer	6,000 Shares	3,000
John Scheatzle	President, NobleClad	6,000 Shares	3,000
Ian Grieves	President, DynaEnergetics	6,000 RSUs	3,000

Each restricted stock/RSU grant set forth above vests over a three-year period, with one-third of such shares vesting on each of the first, second and third anniversaries of the Grant Date.

Each PSU set forth above represents the right to receive one share of the Company’s common stock based on certain vesting conditions. The number of PSUs reported equals the target number awarded on February 22, 2017. The actual number of shares of common stock that may vest, if any, is contingent on the Company’s average Adjusted EBITDA over the three-year period from 2017 to 2019 (the “Performance Period”) as compared to target Adjusted EBITDA and the Company’s total shareholder return (“TSR”) relative to the TSR of identified peer companies achieved over the Performance Period, with potential to earn a number of shares of common stock between 0% and 200% of the number of target PSUs awarded. Adjusted EBITDA and TSR are weighted equally (50%/50%) for purposes of calculating the number of PSUs that vest.  The PSUs will cliff vest, if at all, after the end of the Performance Period.

Retention Grants

In addition, on the Grant Date, the Compensation Committee recommended and the Board approved a one-time grant of restricted stock or RSU’s pursuant to the Plan to certain of the Company’s officers as retention grants in the amounts set forth below:

Name	Title	Number of Shares of Restricted Stock/RSUs Granted
Kevin Longe	President and Chief Executive Officer	100,000 Shares
Michael Kuta	Chief Financial Officer	35,000 Shares
Ian Grieves	President, DynaEnergetics	25,000 RSUs

Each retention grant set forth above vests over a five-year period, with one-third of such shares vesting on each of the third, fourth and fifth anniversaries of the Grant Date.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of its regular review of the corporate governance policies of Company, the Board adopted and approved amendments to the Company’s Code of Ethics and Business Conduct (the “Code”) on February 22, 2017. The amendments reflect revisions seeking to, among other things, clarify existing provisions of the Code and harmonize the provisions of the Code with the Company’s other governance policies.

The description of the amendments to the Code contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Code, which is available within the “Governance” subsection of the “Investors” section of the Company’s website at http://www.dmcglobal.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: February 28, 2017	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer